Exhibit 99.1
VeriFone Updates Plans to File Restated Reports
SAN JOSE, CA. — July 28, 2008 — VeriFone Holdings, Inc. (NYSE: PAY) today announced that it plans to file its amended and restated quarterly report on Form 10-Q/A for the fiscal quarters ended January 31, 2007, April 30, 2007 and July 31, 2007, its annual report on Form 10-K for the fiscal year ended October 31, 2007 and its quarterly reports on Form 10-Q for the fiscal quarters ended January 31, 2008 and April 30, 2008 with the Securities and Exchange Commission on August 19, 2008.
Following the filing of these reports with the Securities and Exchange Commission, the management of VeriFone will host a conference call, which will be simultaneously webcast, on August 19, 2008, at 2:00 pm Pacific time to discuss VeriFone’s financial results included in the reports. Management may also provide forward looking guidance on this call. To access the live conference call, the dial-in numbers are as follows:
Domestic callers: 866-578-5784
International callers: 617-213-8056
Passcode: 49480395
To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register. The recorded audio webcast will be available on VeriFone’s website until August 25, 2008.
A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until August 25, 2008. The access code for the replay is 70577399.
CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, including, without limitation, as to the restatement process, that involve risks and uncertainties. In some cases, forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Risks, uncertainties and assumptions that could affect VeriFone’s forward-looking statements include, among other things, completion of the restatements described above and completion of VeriFone’s financial statements as of and for the fiscal year ended October 31, 2007 and for the fiscal quarters ended January 31, 2008 and April 30, 2008. Other risks and uncertainties include, but are not limited to, those discussed under the heading “Risk Factors” in VeriFone’s Annual Report on Form 10-K for the year ended October 31, 2006 and subsequent Quarterly Reports on Form 10-Q. Unless required by law, VeriFone expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.